Exhibit 10.1

A description of the principal terms of this instrument appears in Item 1.01 of the Current Reporto on Form 8-K to which this instrument is an exhibit and is incorporated herein by reference.

CONTRATO DE COMPRAVENTA DE ACCIONES

Entre MRT CONSULTING S.A., sociedad constituida y existente bajo las leyes de la República de Panamá, número de registro 2338905-1-795944, con domicilio en la calle 53E, Urbanización Marbella, MMG Tower, piso 16, Panamá, República de Panamá, representada en este acto por Javier Rodriguez Teodoro, uruguayo, titular de la Cedula de Identidad de la República Oriental del Uruguay número 1.266.390-5, en adelante el VENDEDOR, por una parte; y METROSPACES, INC., una sociedad constituida bajo las leyes del Estado de Delaware, Estados Unidos de América, con domicilio en 888 Brickell Key Dr., Suite 1102, Miami, Florida (33131), Estados Unidos de América, representada en este acto por su presidente Oscar Antonio Brito, en adelante el COMPRADOR, por la otra parte, y teniendo en cuenta que:

  El VENDEDOR es titular de Un millón novecientos sesenta y nueve mil novecientos cuatro (1.969.904) acciones ordinarias, nominativas, no endosables, representativas del ciento por ciento (100%) del capital accionario de BODEGA IKAL S.A. (antes BODEGA DON ENZO S.A., número correlativo 1.784.582), sociedad constituida y existente bajo las leyes de la República Argentina, cuyo estatuto se inscribió ante la Inspección General de Justicia de la Ciudad Autónoma de Buenos Aires, República Argentina, con fecha 18 de mayo de 2007 bajo el número 7838 del Libro 35 Tomo - de Sociedades por Acciones; y sus modificatorias: Aumento de Capital inscripto el 11 de marzo de 2008 bajo el número 5485 del Libro 39 Tomo - de Sociedades por Acciones; Reducción de Capital inscripta el 29 de julio de 2008 bajo el número 15023 del Libro 40 Tomo - de Sociedades por Acciones; y Modificación de Denominación Social inscripta el 1º de agosto de 2008 bajo el número 15424 del Libro 41 Tomo - de Sociedades por Acciones.
  Asimismo, El VENDEDOR es titular de doscientos cuarenta (240) acciones ordinarias, nominativas, no endosables, representativas del ciento por ciento (100%) del capital accionario de BODEGA SILVA VALENT S.A. una sociedad argentina, inscripta en el Registro Público de Sociedad Anónimas de la Provincia de Mendoza, bajo el número 12.061, fojas 1-5 del año 2007.
  El ciento por ciento de las acciones de BODEGA IKAL S.A. y el ciento por ciento de las acciones de BODEGA SILVA VALENT S.A. se denominan conjuntamente y en adelante las ACCIONES.
  El VENDEDOR desea vender las ACCIONES al COMPRADOR y éste desea comprarlas.
  El COMPRADOR, por medio de su representante, declara que tiene plena capacidad jurídica para firmar este convenio y cumplir con todos los actos previstos en el mismo.

Por consiguiente, se conviene en celebrar el presente CONTRATO DE COMPRAVENTA DE ACCIONES que se regirá por las siguientes cláusulas y condiciones:

PRIMERA: VENTA

El VENDEDOR en este acto vende, cede y transfiere al COMPRADOR las acciones que representan el ciento por ciento del capital social de BODEGA IKAL S.A., y vende, cede y transfiere al COMPRADOR las acciones que representan las el ciento por ciento del capital social de BODEGA SILVA VALENT S.A., todas ACCIONES que son adquiridas por el COMPRADOR.

Las ACCIONES se venden y entregan incluyendo todos los derechos políticos y patrimoniales que corresponden a las mismas, inclusive -sin que implique limitación- los derechos a dividendos en acciones, en especie o efectivo votados hasta la fecha, así como todos los derechos y acciones provenientes de capitalizaciones de reservas, revalúo, ajustes de capital y aportes irrevocables y de todo tipo que se encuentren pendientes y todo derecho de crédito de el VENDEDOR contra las sociedades BODEGA IKAL S.A. y BODEGA SILVA VALENT S.A., por cualquier título o causa devengado hasta la fecha del presente.

SEGUNDA: PRECIO

El precio de venta de las ACCIONES se fija en la suma total de DÓLARES ESTADOUNIDENSES CUATRO MILLONES QUINIENTOS MIL (U$S 4.500.000.-).Dicho precio se intrumenta como deuda cartular mediante un pagaré librado por el comprador a favor del vendedor, anexo al presente bajo el título "PROMISSORY NOTE", en los términos y condiciones allí referidas. El precio de compra se estipula en base al compromiso esencial asumido por el VENDEDOR de que todas las declaraciones y garantías que se enumeran en la clausula Tercera más abajo son verdaderas, completas y correctas.

TERCERA: DECLARACIONES Y GARANTIAS

El VENDEDOR declara y garantiza que:

3.1     Es el único e irrestricto propietario de las ACCIONES. Las ACCIONES se hallan libres de toda obligación, prenda (excepto la que se refiere en la cláusula Quinta), gravamen o carga, y no están sujetas a acuerdos que limiten o restrinjan su transmisibilidad y/o derechos patrimoniales o políticos. Las ACCIONES representan el ciento por ciento sobre el total de acciones de las sociedades BODEGA IKAL S.A. y BODEGA SILVA VALENT S.A.. Las ACCIONES han sido correctamente emitidas conforme resoluciones societarias válidamente adoptadas. Todas las ACCIONES fueron oportunamente suscriptas e integradas en su totalidad sin afectar derechos de terceros.

3.2     Tiene plena capacidad jurídica para firmar este convenio y cumplir con todos los actos previstos en el mismo.

3.3     El capital suscripto e integrado de BODEGA IKAL SOCIEDAD ANÓNIMA es, a la fecha, de pesos argentinos Un millón novecientos sesenta nueve mil novecientos cuatro ($1.969.904), representado por Un millón novecientos sesenta nueve mil novecientos cuatro (1.969.904) acciones ordinarias, nominativas, no endosables, de un peso argentino ($ 1,00) valor nominal cada una y con derecho a un (1) voto por acción. BODEGA IKAL S.A. es una sociedad anónima regularmente constituida y existente bajo las leyes de la República Argentina y tiene plena capacidad para desarrollar sus negocios y operar sus activos. El estatuto social y las modificaciones estatutarias de la sociedad que se indicaran en el acápite, representan la totalidad de la información sobre los estatutos sociales vigentes e inscriptos en la Inspección General de Justicia, y no existen modificaciones a dichos estatutos pendientes de inscripción. BODEGA IKAL S.A. ha conducido en todo momento sus negocios en cumplimiento de sus estatutos sociales y las normas legales.

3.4     El capital suscripto e integrado de BODEGA SILVA VALENT SOCIEDAD ANÓNIMA es, a la fecha, de pesos argentinos Veinticuatro mil ($24.000), representado por Doscientos cuarenta (240) acciones ordinarias, nominativas, no endosables, de cien pesos argentinos ($ 100) valor nominal cada una y con derecho a un (1) voto por acción. BODEGA SILVA VALENT S.A. es una sociedad anónima regularmente constituida y existente bajo las leyes de la República Argentina y tiene plena capacidad para desarrollar sus negocios y operar sus activos. El estatuto social y las modificaciones estatutarias de la sociedad que se indicaran en el acápite, representan la totalidad de la información sobre los estatutos sociales vigentes. BODEGA SILVA VALENT S.A. ha conducido en todo momento sus negocios en cumplimiento de sus estatutos sociales y las normas legales.

3.5     BODEGA IKAL S.A. y BODEGA SILVA VALENT S.A. se denominan, en adelante, LAS SOCIEDADES.

3.6     Las SOCIEDADES han continuado sus prácticas y políticas normales y han cumplido en todos sus aspectos las obligaciones que han asumido en virtud de todos los contratos, convenios y compromisos en los que son parte;

3.7     Las SOCIEDADES no han tenido cambios adversos, deterioros o pérdidas de sus activos o negocios, ni se ha producido ningún hecho respecto de sus activos, negocios, bienes o empleados, o respecto de los activos o bienes de terceros, alquilados o utilizados en relación con el giro ordinario de sus actividades, del que tuviera conocimiento el VENDEDOR y que pudiera esperarse razonablemente que amenacen, interrumpan, afecten o perjudiquen el giro ordinario de las SOCIEDADES;

3.8     Las SOCIEDADES son las únicas propietarias y tienen títulos perfectos sobre todos sus activos (principalmente pero no limitados a 75 hectáreas ubicadas en ruta 89 esquina calle Danti, en Valle de Uco, Mendoza, Argentina -que incluyen 49 hectáreas de viñedos en producción-, la marca Ikal registrada en categoría 33, anteproyectos, diseños y nombres de dominio) y éstos no están sujetas a ningún contrato con reserva de dominio u otros derechos de cualquier tipo o naturaleza

3.9     Las SOCIEDADES no están obligadas directa o indirectamente con ninguna sociedad controlada o vinculada, directa o indirectamente por o con el VENDEDOR. No existe acreedor o proveedor alguno de las SOCIEDADES que tenga vinculación directa o indirecta con el VENDEDOR.

3.10     Las SOCIEDADES no han otorgado garantías, fianzas ni avales de ningún tipo, salvo las correspondientes a operaciones realizadas en el curso ordinario de los negocios y para beneficio exclusivo de las SOCIEDADES.

3.11     Las declaraciones juradas presentadas son verdaderas y fueron confeccionadas de acuerdo a las leyes vigentes en cada oportunidad. Cualquier pasivo eventual derivado de dudas interpretativas resultantes de las disposiciones legales entonces aplicables han sido provisionadas en forma completa.

3.12     El VENDEDOR garantiza que las SOCIEDADES no son parte de contrato o arreglo especial alguno con respecto a sus directores y/o empleados que contemple remuneraciones o bonificaciones especiales, de compensación diferida, derecho a retiro, pensión, opción de compra de acciones, indemnizaciones especiales o de cualquier otra naturaleza en virtud de los cuales las SOCIEDADES se vean obligadas a asumir compromisos que no sean aquellas obligaciones dispuestas por la ley o por el correspondiente Convenio Colectivo de Trabajo.

3.13     El VENDEDOR garantiza que no existen reclamos pendientes invocando que la actividad de las SOCIEDADES infrinjan cualquier patente nacional o extranjera, o violan o implican el uso ilegal de fórmulas, know-how, secretos comerciales, marcas, nombres comerciales, logotipos, o cualquier derecho de la propiedad industrial, intelectual o artística.

3.14     La firma de este Convenio y el perfeccionamiento de los actos jurídicos contemplados en el mismo no tendrán como resultado ni constituirán: (i) un incumplimiento por parte del VENDEDOR o de las SOCIEDADES o una violación de los Estatutos de las SOCIEDADES o de cualquier licencia u otro contrato, instrumento o acuerdo en los cuales el VENDEDOR o las SOCIEDADES fueran parte o por los cuales el VENDEDOR o las SOCIEDADES o cualquiera de sus activos se encuentren afectados; (ii) un hecho que permita a cualquier parte resolver cualquier contrato o acelerar el vencimiento de cualquier deuda u otra obligación de las SOCIEDADES; (iii) la creación o imposición o exigibilidad de cualquier derecho de garantía, carga o gravamen sobre cualquiera de los activos o bienes de las SOCIEDADES; o (iv) la violación de cualquier ley, estatuto, ordenanza, norma o reglamentación, fallo, decisión, mandamiento, medida cautelar o sentencia aplicable al VENDEDOR o las SOCIEDADES.

CUARTA: TOLERANCIA

El hecho de que cualquiera de las partes, en cualquier momento, no requiera de la otra el cumplimiento de cualquiera de las disposiciones del presente, no afectará de manera alguna el pleno derecho a requerir tal cumplimiento en cualquier momento en el futuro. La dispensa de cualquiera de las partes de una violación de las disposiciones del presente no constituirá la dispensa de alguna violación ulterior de la misma disposición o cualquier otra ni constituirá renuncia a la disposición misma. La omisión de cualquiera de las partes en el ejercicio de cualquier derecho conferido por el Contrato no constituirá renuncia a dicho derecho.

QUINTA: CAUCIÓN

En garantía del cumplimiento de la obligación asumida por LAS PARTES de común acuerdo resuelven que los títulos representativos de las acciones vendidas mencionados en la clausula PRIMERA y SEGUNDA quedarán depositados, en caución, ante el Dr. CARLOS DANIEL SILVA, argentino, nacido el 28 de marzo de 1961, casado, titular del Documento Nacional de Identidad número 14.602.808, CUIT 20-14602808-0, abogado, con domicilio en la calle Húsares 2110, Ciudad Autónoma de Buenos Aires, en adelante el DEPOSITARIO.
El DEPOSITARIO designado deberá proceder de la siguiente forma: a) Entregar los títulos al COMPRADOR cuando este acredite haber abonado total o parcialmente el precio pactado en la cláusula segunda del presente, en los términos de lo dispuesto en el último párrafo de las cláusula sexta. Tal acreditación deberá efectuarse, únicamente, con carta de pago emitida por el VENDEDOR; b) Entregar los títulos al VENDEDOR, en caso de incumplimiento del COMPRADOR de los pagos pactados acreditado fehacientemente. En forma previa deberá intimar fehacientemente a LAS PARTES a regularizar la situación en un plazo no inferior a 60 días corridos, contados desde la fecha en que debió efectuarse el pago.
En este acto se notifica al Directorio de Bodega Ikal S.A. y Bodega Silva Valent S.A. las disposiciones de esta cláusula para que se sirvan tomar nota de la caución acordada.

SEXTA: INCUMPLIMIENTO

Si el COMPRADOR incumpliera el pago de la cuota prevista en la cláusula SEGUNDA, inciso b), la VENDEDORA podrá optar por dar por rescindida esta compraventa, imputando las sumas recibidas a indemnización pactada, o exigir al COMPRADOR el cumplimiento de las obligaciones en mora.

Si el COMPRADOR incumpliera el pago de cualesquiera de las cuotas previstas en la cláusula SEGUNDA, inciso c), la VENDEDORA podrá optar -previa intimación fehaciente al COMPRADOR a regularizar la situación en un plazo no inferior a 60 días corridos, contados desde la fecha en que debió efectuarse el pago- por una de las siguientes alternativas: a) exigir al COMPRADOR el cumplimiento de las obligaciones en mora; o b) Dar por rescindida esta compraventa, en cuyo caso imputará los pagos parciales recibidos a la venta parcial de las ACCIONES, en una cantidad de ACCIONES proporcionalmente equivalente a las sumas recibidas. Por ejemplo: si se recibieron sumas equivalentes al 40% del precio pactado, se transferirán al COMPRADOR acciones representativas del 40% del capital social las SOCIEDADES. En tal caso, el DEPOSITARIO liberará y entregará al COMPRADOR las acciones correspondientes.

SÉPTIMA: PAGARÉ

Se deja constancia que en garantía del pago del precio establecido en la cláusula SEGUNDA, la firma METROSPACES INC, sociedad constituida bajo las leyes de Delaware, Estados Unidos de América, controlante del COMPRADOR, libró un pagaré a favor del VENDEDOR, cuya cancelación cursará plenamente los efectos del pago del precio de esta compraventa de acciones. Copia del mismo se anexa al presente contrato.

OCTAVA: JURISDICCIÓN. LEY APLICABLE

A todos los efectos emergentes del presente convenio ya sean judiciales o extrajudiciales las partes constituyen domicilio especial en los indicados al comienzo. Las partes se someten a la jurisdicción de los Tribunales Ordinarios de la ciudad Autónoma de Buenos Aires. Este contrato y sus versiones en otros idiomas, como se refiere en la cláusula décimo primera, se regirán por las leyes de la República Argentina.

NOVENA: NOTIFICACION ART. 215 LEY 19.550

La presente transferencia será asentada en el Libro Registro de Accionistas de las SOCIEDADES, las que serán notificadas por escrito.

DÉCIMA: NOTIFICACIONES. DOMICILIOS

Todas las notificaciones deberán realizarse por escrito y cursarse por medio fehaciente y/o por correo privado prepagado con constancia de envío y recepción, debiendo además en este último caso enviarse simultáneamente por facsímil el contenido de la notificación. Las notificaciones deberán cursarse, en los domicilios indicados en el Acápite.

DÉCIMO PRIMERA:

Las partes dejan constancia que entre ellas, y con el mismo objeto y con el mismo fin, y para atender el mismo negocio, han firmado otro contrato denominado "STOCK PURCHASE AGREEMENT", en un formato adaptado a los requerimientos de la legislación y de la autoridad de aplicación en los Estados Unidos de América. Las partes dejan establecido que, en caso de controversia o disputa en la aplicación, interpretación, ejecución o cumplimiento de este contrato o del “Stock Purchase Agreement” precitado, este Contrato de Compraventa de Acciones prevalecerá por sobre el “Stock Purchase Agreement”, y este Contrato de Compraventa de Acciones es el que en definitiva habrá de regir el negocio y la compraventa de acciones entre las partes.

En un todo de conformidad, se suscriben dos (2) ejemplares de igual tenor, en la Ciudad de Montevideo, República Oriental del Uruguay, a los 13 días del mes de enero de 2015.

/s/ Javier Rodriguez Teodoro	/s/ Oscar Antonio Brito

Por el VENDEDOR:	Por el COMPRADOR:
Javier Rodriguez Teodoro	Oscar Antonio Brito
CI. ROU. ______________	Presidente de METROSPACES, Inc.
En representación de
MRT CONSULTING S.A.